UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2022 (June 8, 2022)

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Ninth Avenue

New York, NY 10011

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, David Rudnitsky notified Yext, Inc. (the “Company”) of his intention to resign from his position as Chief Revenue Officer of the Company effective immediately. Mr. Distelburger will assist the Company in a transitional role until September 30, 2022. Effective immediately, Brian Distelburger, the Company’s current Chief Revenue Officer and head of the Company’s international and partner sales, will serve as interim Chief Revenue Officer, managing both North America and International Revenue groups, while the Company conducts a search for a permanent replacement.

In connection with his separation, Mr. Rudnitsky will become entitled to receive (i) accelerated vesting of 87,525 restricted stock units from his outstanding and unvested grants; (ii) continued severance payments equal to 6 months of his annual base salary; (iii) a pro-rated portion of his target annual bonus, (iv) a pro-rated portion of his special retention cash bonus previously disclosed in the Company’s Current Report on Form 8-K filed on March 8, 2022; and (v) payments for 6 months of COBRA premiums. As part of signing his separation agreement, Mr. Rudnitsky agrees that his outstanding stock options from his 2017 grant will immediately forfeit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: June 8, 2022